Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-150622) and on Form S-8 (Nos. 33-79826, 33-92182, 333-59383, 333-55110, 333-103348, 333-116191, 333-136405, 333-144954, 333-153061, 333-155249, 333-158961 and 333-166672) of Newfield Exploration Company of our report dated February 25, 2011, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 25, 2011